Exhibit 16.1

November 27, 2013

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated November 27, 2013, of Sotherly Hotels Inc. and Sotherly Hotels LP, and we have no disagreements with the statements contained therein.

Yours truly,

/s/ PBMares, LLP

PBMares, LLP